UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2017

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 17, 2017, Netlist, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with a registered firm-commitment underwritten public offering (the “Offering”) of 8,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the Underwriters of $0.555 per share and at a price to the public of $0.60 per share. Pursuant to the terms of the Purchase Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 1,275,000 shares of Common Stock to cover over-allotments, if any. The Company expects to close the Offering on August 22, 2017, subject to the satisfaction or waiver of customary closing conditions.

The Company estimates the net proceeds from the Offering, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company, will be approximately $4.5 million (assuming no exercise of the underwriter’s option to purchase additional shares of Common Stock). The Company intends to use the net proceeds for general corporate purposes, including working capital and other general and administrative purposes. The Company may also use the net proceeds from the proposed offering for acquisitions of complementary products, technologies or businesses, but the Company does not have any current plans, agreements or commitments for any specific acquisitions at this time.

The shares of Common Stock to be sold in the Offering have been registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-199446) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 2, 2016, as supplemented by a preliminary prospectus supplement dated August 16, 2017 and a final prospectus supplement dated August 17, 2017, each filed or to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not intended to provide factual information about the Company.

Pursuant to the terms of the Purchase Agreement and certain lock-up agreements in substantially the form included as an exhibit to the Purchase Agreement, the Company and all of its directors and executive officers have agreed to a 90-day “lock-up” period with respect to sales or other dispositions of specified securities of the Company, subject to certain exceptions.

The foregoing is only a brief description of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Purchase Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

Item 8.01                                           Other Events.

In connection with the Offering, the opinion of Morrison & Foerster LLP as to the legality of the Common Stock that may be sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such opinion is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

On August 16, 2017, the Company issued a press release announcing the Offering, and on August 17, 2017, the Company issued a press release announcing the pricing of the Common Stock in the Offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description
1.1	Purchase Agreement, dated August 17, 2017, by and among Netlist, Inc. and Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, as Representatives of the several Underwriters named therein.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
99.1	Press Release, dated August 16, 2017, issued by Netlist, Inc.
99.2	Press Release, dated August 17, 2017, issued by Netlist, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: August 17, 2017	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Purchase Agreement, dated August 17, 2017, by and among Netlist, Inc. and Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, as Representatives of the several Underwriters named therein.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
99.1	Press Release, dated August 16, 2017, issued by Netlist, Inc.
99.2	Press Release, dated August 17, 2017, issued by Netlist, Inc.